SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Defintive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12



                               IES INDUSTRIES INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per  Exchange  Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
- --------------------------------------------------------------------------------
(3)      Per  unit  price  or other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated  and state how it was determined):
- --------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------
(5)      Total fee paid:
- --------------------------------------------------------------------------------


[ ]      Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee



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         was paid  previously.  Identify  the  previous  filing by  registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

         $500,063
- --------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

         PRELIMINARY PROXY MATERIALS of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY, JOINT PROXY STATEMENT of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY AND PROSPECTUS of WPL HOLDINGS, INC. and INTERSTATE POWER COMPANY, ON FORM S-4 FILE NO. 333-07931, and SUPPLEMENT TO JOINT PROXY STATEMENT and PROSPECTUS SUPPLEMENT, ON FORM S-4 amended by FORM S-4/A FILE NO. 333-10401
- --------------------------------------------------------------------------------

(3)      Filing Party:

         IES INDUSTRIES INC, WPL HOLDINGS, INC and INTERSTATE POWER COMPANY
- --------------------------------------------------------------------------------

(4)      Date Filed:
         JANUARY 18, 1996,  JULY 11,  1996,  AUGUST 19, 1996 and AUGUST
         22, 1996
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

Questions & Answers for Employees:


PLEASE POST IMMEDIATELY FOR THOSE WHO DO NOT
HAVE ACCESS TO ELECTRONIC COMMUNICATIONS

Thank you to those who attended the employee meetings on Friday. Your commitment and enthusiasm to making IES's three-way merger successful is appreciated.

We are committed to providing timely and accurate information. It is important that employees understand these issues so they can more easily talk with fellow employees, family members, customers and shareholders before the September 5 shareholder meeting.

If you have questions or comments about the three-way merger, please call the employee merger hotline at 1-800-818-2041. It is important for our success that you are well-informed about the events affecting IES.

During the course of the Friday employee meetings, employees asked some questions which required follow-up. Below are responses to those questions from the employee meetings.

QUESTION: Why wasn't the IES to IEC stock exchange ratio changed earlier?

The IES stock-exchange ratio was changed in May to 1.01 shares of Interstate Energy Corporation (IEC) stock for each share of IES stock in May, contingent upon the results of McLeod Inc.'s initial public offering. The exchange ratio was changed to 1.14 in August, after the Mid-American proposal to reflect the three companies' commitment to the benefits of the three-way merger.

QUESTION: Why didn't WPLH and IPC match the Mid-American dividend and effective stock price?

The WPLH, IPC and IES Boards of Directors considered many factors when establishing the exchange ratio. The exchange ratio of 1.14 shares of IEC stock for each share of IES stock is considered appropriate for WPLH, IPC and IES shareholders given the intended direction of the merged corporation. The IES Board of Directors does not believe that the MidAmerican proposal is a real offer in the sense that it is not sustainable beyond the short-run. We believe it will be financed by the selling of IES assets to support the dividend in the short-run.

QUESTION:   Are  Interstate   Power  Company  (IPC)  and  WPLH  Holdings  (WPLH)
shareholders being contacted by MidAmerican?

As far as we know, IPC and WPLH shareholders are being contacted only if they are also IES shareholders.



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QUESTION:  What happens if I don't vote my proxies?

Not voting is the same as voting "no" for the three-way merger of IES, IPC and WPLH. Proxies must be signed and dated to be valid. IES shares held in a street name, through a bank or broker like Edward Jones of A.G. Edwards, must have the proxies returned to the broker. Registered IES shareholders may either return their proxies to IES Shareholder Services, Georgeson & Co. or attend the annual shareholders' meeting at the Collins Plaza Hotel and Convention Center on Thursday, September 5, beginning at 10 a.m.

QUESTION:  How can shareholders vote electronically?

Only  certain  IES  shareholders  with 500 or more  shares  may use a touch tone
telephone  to  vote  their  proxy.  Such   shareholders   should  have  received
instructions on electronic voting in the mail.

QUESTION: Will the expense of the shareholder solicitation/proxy fight affect employees' 401(k) accounts or the dividend?

The money spent to solicit IES shareholders will likely affect IES's earnings per share. The specific impact on IES's 401(k) incentive goal match is unknown at this time.

The IES Board of Directors is responsible for setting the dividend and will make a decision after consideration of earnings and many other factors.

QUESTION:  Why have there been so many mailings?

Since MidAmerican initiated the hostile takeover attempt complete with advertisements and multiple mailings to shareholders, we needed to respond in kind. We wanted to ensure that if IES shareholders had responded to the MidAmerican proxy mailings, they would have the opportunity to vote a white proxy card. Unfortunately, due to delays and problems with the mail and the Labor Day holiday, many shareholders received multiple mailing from IES on the same day. We recognize that while the mailings were annoying and confusing to many, it is important that we provide shareholders with accurate information and additional proxy materials so they could cast their vote.

QUESTION:  What percentage of IES stock is held by officers?

As of June 1, 1996, all Executive Officers and Directors of IES Industries and IES Utilities as a group (20 persons) own 168,556 shares or 0.56% (page 139 of the July 23, 1996, IES proxy statement).

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QUESTION: What percentage of the IES stock is held by IES employees?

Since most employees' stocks are held in the 401(k) plan, employee stock ownership plan (ESOP), and in street name, the number can only be estimated at 1 million shares or roughly three percent of the outstanding shares.

QUESTION: Will the shareholders' meeting be videotaped and be available?

No. With one exception, IES traditionally has not videotaped the annual shareholder meeting. The meeting is a private event for the shareholders of IES. In addition, IES is concerned that videotaping might allow portions of the meeting to be taken out of context of the whole meeting. Following the meeting, IES will distribute to employees a complete summary and the text of the Chairman's message.

QUESTION: Did we establish a "poison pill" to deter a hostile takeover of this nature?

IES has a shareholders' rights protection plan to ensure that all shareholders are treated fairly in the event of a takeover. The plan does not prevent a takeover, it only ensures all shareholders receive equal treatment and discourages coercive takeover attempts. In addition, the Articles of Incorporation provide that if a company proposes a merger agreement and it is not approved by 80 percent of the board of directors, it will take 80 percent of the shareholders to approve such an agreement.

Some have called the $40 million "break-up" fee a type of "poison pill." The merger agreement provides for a substantial cash payment that might be due in the event any of the three parties do not complete the transaction. So called break-up fees are standard in mergers where various parties are asked to tie up substantial amounts of capital and forego other strategic options pending the final completion of the merger. We believe the $40 million break-up fee is modest for transactions of this size.

QUESTION: There has been a lot of talk about a "golden parachute"? Why are officers protected against termination?

Employment agreements and change of control agreements are routinely established for key officers of many large corporations. Such agreements are necessary for key executives to assure a continuity of leadership as a merged organization. The IES officer severance package was approved by the Board of Directors to ensure that key executives stay in place and are not enticed into moving to a competitor, so the business can continue to run smoothly.

QUESTION:  Have WPLH and/or IPC had early retirement programs?

WPLH's first early retirement for salaried employees was in 1987. They also had selected early retirements in 1991, 1992, 1993 and a larger offering to hourly and salaried employees in 1994 in connection with their re-engineering efforts. IPC has used attrition for any changes in employment levels instead of early retirement programs.

QUESTION:  What will the 401(k) program for IEC look like?

The People Merger Team is working on this along with other compensation and benefit matters that need to be addressed for IEC. Details will likely be available in early 1997.

QUESTION:  What will happen to IES Process Redesign?

IES began Process Redesign to improve our competitiveness and the customer responsiveness of our company. We are in various stages of implementing those redesigns and are committed to fully implementing them regardless of the outcome of the upcoming shareholder vote.

QUESTION: What transmission linkages exist to WPLH and what plans are there to increase the East-West transmission capabilities?

There are no direct transmission connections between IES and Wisconsin Power and Light. However, IES is pursuing contracting for a transmission path from Northern States Power (NSP), Dairyland Power and/or Commonwealth Edison. There are plans to build a line from Prairie du Chien to Marquette to 69Kv to provide direct transmission access.

QUESTION: What are the dates and locations of the Iowa Utilities Board's (IUB) town hall meetings on Utility Restructuring?

The Iowa Utilities Board is hosting a series of statewide meetings to discuss the issues associated with competition in the electric utility industry. The Board will discuss the national pressures in the industry, possible scenarios for change and the potential effects for Iowans. There will be presentations by Iowa's investor-owned, municipal and REC utilities and by the Office of Consumer Advocate. There will also be an opportunity for public comments. All meetings begin at 7:00 p.m.

- --------------------------------------------------------------------------------
September 5             Dubuque                 University of Dubuque, Blades
                                                Chapel
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September 19            Spencer                 Spencer Area Seniors Center,
                                                1900 N. Grand
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September 26            Des Moines              1st Floor hearing room, Lucas
                                                State Office Building
- --------------------------------------------------------------------------------
October 3               Cedar Rapids            Kirkwood Community College Iowa
                                                Hall, 3rd Floor
- --------------------------------------------------------------------------------
October 7               Denison                 Denison Middle School, Fine
                                                Arts Center
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October 10              Red Oak                 High School Auditorium
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October 17              Mt. Pleasant            Iowa Wesleyan College, Chadwick
                                                Library
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October 24              Chariton                Community Center, 915 Osage
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                                       -5-

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